Exhibit 3.1

STATE OF DELAWARE

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING MMODAL INC.

WITH AND INTO

MEDQUIST HOLDINGS INC.

Pursuant to Section 253 of the General Corporation Law of the State of Delaware, MedQuist Holdings Inc., a Delaware corporation (the “Corporation”), does hereby certify to the following facts relating to the merger (the “Merger”) of MModal Inc., a Delaware corporation (the “Subsidiary”), with and into the Corporation, with the Corporation remaining as the surviving corporation:

1. The Corporation is incorporated pursuant to the General Corporation Law of the State of Delaware (“DGCL”). The Subsidiary is incorporated pursuant to the DGCL.

2. The Corporation owns all of the outstanding shares of each class of capital stock of the Subsidiary.

3. The Board of Directors of the Corporation, by Resolutions duly adopted on January 19, 2012 (the “Resolutions”) determined (i) to merge the Subsidiary with and into the Corporation pursuant to Section 253 of the DGCL, and (ii) effective upon the Merger, to change the Corporation’s name to “MModal Inc.” A copy of the Resolutions is attached to, and incorporated into, this Certificate of Ownership and Merger as Exhibit A.

4. The Corporation shall be the surviving corporation of the Merger. The name of the Corporation shall be amended in the Merger to be “MModal Inc.”

5. The Certificate of Incorporation of the Corporation as in effect immediately prior to the effective time of the Merger shall be amended by changing Article I so that, as amended, said Article I shall be read as follows:

“The name of the Corporation is MModal Inc. (the “Corporation”).”

The Certificate of Incorporation, as so amended, shall be the Certificate of Incorporation of the Corporation.

The Corporation has caused this Certificate of Ownership and Merger to be executed by its duly authorized officer this 23rd day of January, 2012.

MEDQUIST HOLDINGS INC.

By:	/s/ Mark R. Sullivan
	Name:	Mark R. Sullivan
	Title:	General Counsel, Chief
Compliance Officer and Secretary

EXHIBIT A

RESOLUTIONS OF THE BOARD OF DIRECTORS OF MEDQUIST HOLDINGS INC. ADOPTED BY UNANIMOUS WRITTEN CONSENT ON JANUARY 19, 2012

UNANIMOUS WRITTEN CONSENT

OF THE

BOARD OF DIRECTORS

OF

MEDQUIST HOLDINGS INC.

January 19, 2012

The undersigned, being all of the members of the Board of Directors (the “Board”) of MedQuist Holdings Inc., a Delaware corporation (the “Corporation”), do hereby consent in writing to the adoption of the following resolutions, which resolutions will have the same force and effect as if duly adopted at a meeting of the Board duly called and held, and direct that this Unanimous Written Consent be filed with the minutes of the proceedings of the Board:

WHEREAS, the Board deems it to be advisable and in the best interest of the Corporation and its stockholders for the Corporation to be renamed “MModal Inc.” by effecting a merger between MModal Inc., a newly-formed Delaware corporation that is a wholly-owned subsidiary of the Corporation (the “Subsidiary”), and the Corporation.

NOW, THEREFORE, BE IT RESOLVED, that, the Corporation shall incorporate Subsidiary in the state of Delaware for the purpose of effecting the name change; and be it further

RESOLVED, that, pursuant to Section 253 of the General Corporation Law of the State of Delaware, the Subsidiary shall merge (the “Merger”) with and into the Corporation, with the Corporation being the surviving corporation of such Merger; and be it further

RESOLVED, that it is intended that the Merger qualify as a tax-free reorganization under Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended, and that these resolutions constitute a plan of reorganization within the meaning of Section 368; and be it further

RESOLVED, that the Merger shall become effective at the time the Certificate of Ownership and Merger of the Subsidiary with and into the Corporation incorporating these resolutions (the “Certificate of Ownership and Merger”) is filed with the Secretary of State of the State of Delaware (the “Effective Time”); and be it further

RESOLVED, that, each of the President, the Chief Financial Officer, the Treasurer, the Secretary, the Assistant Treasurer, the Assistant Secretary, the General Counsel and Chief Compliance Officer, and any Vice President of the Corporation (collectively, the “Authorized Officers”) is authorized and directed, to (i) make and execute the Certificate of Ownership and Merger and (ii) file the same in the office of the Secretary of State of the State of Delaware; and be it further

RESOLVED, that at the Effective Time, (i) the Corporation shall assume all of the Subsidiary’s liabilities and obligations, (ii) the identity, existence, rights, privileges, powers, franchises, properties and assets of the Corporation shall continue unaffected and unimpaired by the Merger, and (iii) the identity and separate existence of the Subsidiary shall cease, and all of the rights, privileges, powers, franchises, properties and assets of the Subsidiary shall be vested in the Corporation; and be it further

RESOLVED, that by virtue of the Merger and without any action on the part of the holder thereof, each then outstanding or treasury share of capital stock of the Corporation shall remain unchanged and continue to remain outstanding or held in treasury, respectively, as one share of capital stock of the Corporation, held by the person who was the holder of such share of capital stock of the Corporation immediately prior to the Merger; and be it further

RESOLVED, that by virtue of the Merger and without any action on the part of the holder thereof, each then outstanding share of common stock of the Subsidiary shall be cancelled and no consideration shall be issued in respect thereof; and be it further

RESOLVED, that, at the Effective Time, Article I of the Certificate of Incorporation of the Corporation shall be amended in its entirety to read as follows:

“The name of the corporation is MModal Inc. (the “Corporation”).”

; and be it further

RESOLVED, that, effective immediately following the Effective Time, the bylaws of the Corporation shall be amended by deleting the name “MedQuist Holdings Inc.” from the heading thereof and substituting therefor the name “MModal Inc.”; and be it further

RESOLVED, that in connection with the incorporation of Subsidiary or the changing the Corporation’s name, each Authorized Officer is authorized and directed, in the name and on behalf of the Corporation, to enter into any agreements with the office of the Secretary of State of the State of Delaware, and to make and execute such additional certificates and to file the same in the office of the Secretary of State of the State of Delaware, in each case as may, in the officer’s judgment, be required or advisable; and be it further

RESOLVED, that, each Authorized Officer is hereby authorized and directed, in the name and on behalf of the Corporation, to prepare, execute and file a listing application or supplemental listing application, and such other documents, and to take such steps, as may be necessary or desirable, with The NASDAQ Stock Market and if such officer determines it required or advisable, any other exchanges on which the Corporation has listed securities, to reflect the change in the Corporation’s name; and be it further

RESOLVED, that, after the Effective Time, each Authorized Officer is hereby authorized and directed, in the name and on behalf of the Corporation, to apply to, and to take such steps and to execute such documents as may be required or desirable to, change the name in which the Corporation is qualified to do business, in such jurisdictions as it is qualified, to reflect the change in the Corporation’s name; and be it further

RESOLVED, that each Authorized Officer is hereby authorized and directed, in the name and on behalf of the Corporation, to prepare, execute and file such documents, and to take such steps, as may be necessary or desirable, to reflect the change in the Corporation’s name; and be it further

RESOLVED, that all actions to be taken or heretofore taken by any officer or agent of the Corporation in connection with any matter referred to or contemplated by any of the foregoing resolutions be, and they hereby are, approved, ratified and confirmed in all respects; and be it further

RESOLVED, that, at any time prior to the Effective Time, the Merger may be amended, modified, terminated or abandoned by action of the Board of Directors of the Corporation; and be it further

RESOLVED, that each Authorized Officer is authorized and directed to do all acts and things and to sign, seal, execute, acknowledge, file, deliver and record all papers, instruments, agreements, documents and certificates, and to pay all charges, fees, taxes and other expenses, from time to time necessary, desirable or appropriate, in the officer’s judgment, to be done, signed, sealed, executed, acknowledged, filed, delivered, recorded or paid, under any applicable law, or otherwise, and to certify as having been adopted by this Board of Directors any form of resolution required by any law, regulation or agency, in order to effectuate the purpose of the foregoing resolutions or any of them or to carry out the transactions contemplated hereby.

[Signature Page Follows]

The undersigned have executed this Unanimous Written Consent of the Board of Directors of MedQuist Holdings Inc. on the date first indicated above.

/s/ Roger L. Davenport	/s/ V. Raman Kumar
Roger L. Davenport	V. Raman Kumar

/s/ Frank Baker	/s/ Peter Berger
Frank Baker	Peter Berger

/s/ Merle Gilmore	/s/ Jeffrey Hendren
Merle Gilmore	Jeffrey Hendren

/s/ Kenneth John McLachlan	/s/ James Patrick Nolan
Kenneth John McLachlan	James Patrick Nolan

/s/ Colin O’Brien	/s/ Robert J. Greczyn, Jr.
Colin O’Brien	Robert J. Greczyn, Jr.

/s/ Andrew E. Vogel
Andrew E. Vogel